AMENDMENT NUMBER TWO
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NUMBER TWO (hereinafter this "Amendment"), made and entered into this 6th day of April, 1999, renews and amends the EMPLOYMENT AGREEMENT made and entered into on the 28th day of February, 1999 (hereinafter, the "Agreement"), by and between American Utilicraft corporation (hereinafter, the "Corporation"), and John J. Dupont (hereinafter, "Dupont"), pursuant to paragraph 20 of the Agreement, in the following respects:


                                   WITNESSETH:

         1. The term of the Agreement, set forth in paragraph 2 thereof, is renewed for a six (6) year period, that is until February 28, 2005, unless sooner terminated as provided in the Agreement.

         2. The following new paragraphs 5.1 and 5.2 are added to the Agreement:

                  5.1 The Corporation agrees to pay Dupont commissions on the sale of FF-1080 aircraft, and derivative aircraft, on the following basis:

                           (a) For aircraft sold by the Corporation or its
partner or partners, Dupont shall be paid four percent (4%) of the gross sale price of aircraft, including optional equipment, sold and delivered by the Corporation.

                           (b) Payments of the commissions payable to Dupont
under paragraph (2) above shall be made on the first (1st) working day of the month following the month in which the commission on such aircraft sales has been paid to the Corporation by the international joint venture company (?) regardless of whether or not this Agreement is then in effect.

                           (c) Payments of the commissions payable to Dupont
under paragraph (b) above shall be made on the first working day of the month following the month in which aircraft deliveries are made and final payment on such deliveries has been received by the Corporation regardless of whether or not this Agreement is then in effect,"

                  "5.2 The Corporation agrees that on the first working day of the month following the date on which the major start-up financing of the Corporation is achieved, the Corporation shall lend Dupont a sum of money no greater than Five Hundred Thousand Dollars ($50O,000) on the following terms:

                           (a) The amount of the loan, not to exceed Five
Hundred Thousand Dollars ($500,000), shall be as determined in writing by Dupont on the date of the loan.

                           (b) The total amount of the loan shall be disbursed
on the date of the loan directly to third parties by the Corporation in the amounts and to the parties directed in writing by Dupont.

                           (c) The total amount of the loan shall be repaid,
without interest, by Dupont from and at the rate of fifty percent (50%) of the first commissions paid to Dupont on the sale of aircraft pursuant to paragraph
5.1 above.

                           (d) This paragraph 5.2 is understood to be the legal
and binding statement of the terms of the loan and no additional documentation pertaining to the loan shall be executed by the parties to this Agreement."

         3. This Amendment consists of two (2) pages, including this signature page.

         IN WITNESS WHEREOF, the Corporation has hereunto signed its name by its Corporate Secretary, for the Board of Directors, and Dupont has signed his name, all as of the date and year first above written.



                                             AMERICAN UTILICRAFT CORPORATION


                                             By: /s/ James S. Carey
                                                --------------------------------
                                                James S. Carey
                                                Corporate Secretary


                                             /s/ John J. Dupont
                                             -----------------------------------
                                             John J. Dupont